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                                                                     EXHIBIT 5.1

                                           June 26, 1996



   Equitable Resources, Inc.
   420 Boulevard of the Allies
   Pittsburgh, PA  15219


   Ladies and Gentlemen:

            I am Senior Vice President and Chief Legal Officer of Equitable Resources, Inc., a Pennsylvania corporation (the "Company"), and have acted as such in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") relating to the proposed offering by the Company of up to $168 million aggregate principal amount of debt securities to be issued from time to time by the Company (the "Debt Securities"). This opinion is furnished in connection with the filing by the Company of the Registration Statement. I have examined such public and corporate records and documents and such questions of law, and have made such other investigation, as I deemed appropriate for purposes of this opinion.

            Based upon the foregoing, I am pleased to advise you that in my opinion the Debt Securities, when duly executed, authenticated and delivered pursuant to an indenture in substantially the form filed as Exhibit 4.1 to the Registration Statement (the "Indenture"), will be valid and binding obligations of the Company and, to the extent provided in the Indenture and the Debt Securities, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or other laws affecting creditors' rights generally and by general principles of equity.

            In rendering the foregoing opinion, I have not examined the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America and the foregoing opinion is limited to such laws.

            I hereby consent to the filing of this opinion as an exhibit to such Registration Statement and to the reference to me under the caption "Validity of Debt Securities" in the Prospectus contained therein.

                                           Yours truly,


                                           /s/ Augustine A.  Mazzei, Jr.
                                           -----------------------------
                                           Augustine A.  Mazzei, Jr.
                                           Senior Vice President and
                                           Chief Legal Officer